Exhibit 10.1 CHB CHANG HWA BANK (Credit Authorization Agreement) (Fang 342 Bing) 2020.7. Page 1 of 8 Smile & Reach Out Credit Authorization Agreement Name of Borrower Super Micro Computer, Inc., Taiwan Customer's Custody No. 116558 Northern II District Operation Department Approval Seal Enterprise (Individual) Account Supervisor Account Administrator Name of Branch: Parties to Agreement Super Micro Computer, Inc., Taiwan

Page 2 of 8 The party to this Agreement (hereinafter referred to as the "Contracting Party") and Chang Hwa Commercial Bank (including its head office and all branches, hereinafter referred to as the "Bank") hereby agree that the Contracting Party’s all credit authorization business of the Bank (including guarantor/joint guarantor for the main debtor (except for otherwise specified to the joint guarantor, the term "guarantor" shall mean both "guarantor" and "joint guarantor")), is willing to adhere to in relation to all credit authorization business the following terms and conditions: Article 1: In case of the Contracting Party is the main debtor, all debts shall mean the Contracting Party's existing debts to the Bank in relation to bills, loans advances, overdrafts, guarantees and other debts (including previously incurred and not yet fully repaid), together with the interest, delay interest, default penalty, compensation for damages, relevant expenses and other ancillary burdens. In case of the Contracting Party is a guarantor, such debts would mean its liability as a guarantor for all debts incurred by the main debtor. Article 2: If there are changes to its name, organization, Articles of Association, contracting seal, representative, scope of representative or other issues that may affect the Bank's interests, Contracting Party shall immediately notify the Bank in writing such changes. Contracting Party shall further undertake relevant procedure of contracting seal change or cancellation. The Contracting Party shall be responsible for all credit authorization made before aforementioned notification or before the undertake of the relevant procedure for changing or cancellation of contracting seal, and shall be liable for any damage caused to the Bank. Article 3: The Contracting Party shall pay interest on all debts owed to the Bank in accordance with the interest rate stipulated in the respective credit authorization contracts. Except for otherwise agreed, interest shall be paid monthly. If the credit authorization contract does not expressly state any interest, the interest on debts incurred, the interest shall base on the benchmark interest rate (adjustable quarterly) published by the Bank plus a 3.5% annual interest rate, payable monthly. If such a benchmark interest rate is adjusted by the Bank, the aforesaid interest rate shall be adjusted accordingly on the date of announcement. Unless otherwise agreed upon default interest and liquidated damages, the Contracting Party shall pay default interest accrued at the interest rate stated in the preceding paragraph on the date the principal becomes mature (or is deemed mature), the advance payment date, or the agreed repayment date (date that installment payments are due) if the Contracting Party is late in repaying debts. From the date the principal becomes mature (or is deemed mature), the advancement payment date, or the agreed repayment date (date that installment payments are due), default interest on late payments shall be calculated at 10% of the default interest rate for the first 6 months, and at 20% of the default interest rate for the portion that is more than 6 months late. Article 4: Unless otherwise specified in the credit authorization agreement between the Contracting Party and Bank, interest on New Taiwan Dollar credit authorization contracts shall be calculated using the method below: 1. Mid-term and long-term loans [more than 1 year (exclusive)]: Interest shall be accrued on a monthly basis for the portion that reaches a full month; interest shall be calculated on a daily basis for the portion that is less than a month. Interest for full month(s) (regardless of the different number of days in each month) shall be calculated by multiplying the principal by the annual interest rate and then dividing by 12. Interest is calculated on a daily basis for any odd number of days less than one month. The principal is multiplied by the annual interest rate and divided by 365 (same for leap years), and then multiplied by the odd number of days to determine the interest on the odd number of days. If there are adjustments to the interest rate during a month in which interest is payable, the amount of interest payable shall be calculated based on the total number of days before and after the adjustment of interest rate as a ratio of the total number of days in the said month. 2. Short-term Loans [1 year or less (inclusive)]: Interest is calculated on a daily basis using 365 days in a year (same for leap years, i.e., the principal is multiplied by the annual interest rate and divided by 365 to obtain the amount of interest per day. Article 5: If the interest rate in the credit authorization contract entered between the Contracting Party and the Bank refers to the Bank's "benchmark interest rate," "term deposit interest index," or "term deposit benchmark interest rate," the determination of such an interest rate and its adjustment method shall be as follows: 1. "Benchmark Interest Rate" (1) Adjustment of the benchmark interest rate consists of "monthly adjustment" and "quarterly adjustment". They are defined as follows: A. Monthly adjustment: This Arithmetic mean portfolio of the "overnight inter-bank weighted average call loan rate" in one month and "the Bank's cost pricing factors" (such cost pricing factors include the Bank's operating costs, funding costs, taxes, ratio of bad debt provision and capital adequacy ratio prescribed by the competent authority, and rate of return for capital, etc.), and is calculated once every month, with the 15th day of each month being the date of effectiveness of periodic adjustment. If the calculation date falls on a public holiday, the calculation date shall be next available business day. B. Quarterly adjustment: This arithmetic mean portfolio of the "overnight inter-bank weighted average call loan rate" in three months and "the Bank's cost pricing factors", and is calculated every quarter, i.e. on the 15th day of March, June, September and December (the 15th being the effective date). If the calculation date falls on a public holiday, the calculation date shall be next available business day shall be the effective date. With respect to the portfolio consisting of "the Bank's cost pricing factors", if there are changes to such pricing factors, the Bank shall have the discretion to make adjustments at any time in accordance with the market changes. (2) The "overnight inter-bank weighted average call loan rate" in the above paragraphs refers to that of the "Taiwan Interbank Money Center". (3) The Benchmark Interest Rate shall be periodically adjusted (monthly adjustment/quarterly adjustment) according to the agreement between the Contracting Party and the Bank. In the absence of such an agreement,

Page 3 of 9 adjustments shall be made on a quarterly basis. The Contracting Party understands that, with regard to the calculation method and pricing for the latest adjustment to the Benchmark Interest Rate, the Bank will publish such adjustments on its official website for inquiry by the Contracting Party at any time. The Contracting Party forfeits its right to require separate notification with respect to the Bank's adjustment to its Benchmark Interest Rate. (4) In the event of major changes in the financial market such that the Bank's Benchmark Interest Rate deviates significantly from the market interest rate level, or that Taiwan Interbank Money Center revokes the "overnight inter-bank weighted average call loan rate", the Bank may, 10 days after posting public notice at its operating outlets, website or newspapers and magazines, change the Benchmark Interest Rate applicable to the Contracting Party to other interest rate pricing benchmarks. 2. "Term Deposit Interest Index" (1) The Term Deposit Interest Index is fixed based on the one-year ordinary savings term deposit interest rates (hereinafter called the "one-year term deposit interest rate") of nine banks in the R.O.C., namely Bank of Taiwan, Taiwan Cooperative Financial Holding, Land Bank of Taiwan, First Bank, Hua Nan Bank, Taiwan Business Bank, Cathay United Bank, Mega Bank and Taipei Fubon Bank (hereinafter collectively known as the "Reference Banks"). (2) Adjustment of the term deposit interest index consists of "monthly adjustment" and "quarterly adjustment". They are defined as follows: A. Monthly adjustment: Adjustment is made monthly, with the 8th day of each month being the adjustment effective date. B. Quarterly adjustment: Adjustment is made quarterly, with the 8th day of March, June, September and December as the respective adjustment effective dates. (3) The term deposit interest index is the average interest rate for the one-year term deposit of the nine banks as at 11:30 a.m. during the period of the 7 days before the effective date of periodic adjustment, i.e. from the 1st to 7th day of each month (in the case of monthly adjustment) or 1st to 7th day of March, June, September and December (in the case of quarterly adjustment) published on the Central Bank's website. In order to protect the interests of the Contracting Party, the two banks with the lowest term deposit interest rates and two banks with the highest term deposit interest rates will be excluded, with the remaining five banks' term deposit interest rates used to calculate the arithmetic mean, which will be the basis for the term deposit interest index (rounded to the second decimal place). The calculation date shall fall on the following business day if it coincides with a public holiday. The Contracting Party understands that, with regard to the calculation method and pricing for the latest adjustment to the term deposit interest index, the Bank will publish such adjustments on its official website for inquiry by the Contracting Party at any time. The Contracting Party hereby forfeits its right to require separate notification with respect to the Bank's adjustment to the term deposit interest index. The term deposit interest index shall be periodically adjusted (monthly adjustment/quarterly adjustment) according to the agreement between the Contracting Party and the Bank. In the absence of such an agreement, adjustments shall be made on a quarterly basis. (4) The Contracting Party agrees that under the following circumstances the Bank shall have full discretion to change any of the reference banks with regard to the term deposit interest index, and replace such banks with other banks in the R.O.C.: A. The reference bank in question undergoes any of the following: merger or acquisition; is no longer in existence; ceases operation; undergoes bankruptcy or reorganization, or is ordered by the authorities pursuant to the Banking Act to cease operation, or be subject to supervision, takeover or revocation of license. B. The short-term bond rating of the reference bank in question is lower than the twB level according to Taiwan Ratings. C. The reference bank in question ceases to accept one-year fixed deposits. (5) In the event of major changes in the financial market such that the Bank's term deposit interest index deviates significantly from the market interest rate level or that the financial market ceases to accept fixed deposits, the Bank may, 10 days after posting a public notice at its operating outlets, website or newspapers and magazines, change the term deposit interest index applicable to the Contracting Party to other interest rate pricing benchmarks. 3. "Term Deposit Benchmark Interest Rate" The calculation and adjustment method is as follows: (1) The Term Deposit Benchmark Interest Rate is based on the one-year ordinary term deposit interest rates (hereinafter referred to as the "one-year term deposit interest rate") of six banks in the R.O.C., namely Bank of Taiwan, Land Bank, Taiwan Cooperative Bank, First Bank, Hua Nan Bank, and Taiwan Business Bank (hereinafter collectively known as the "sample banks"). (2) Adjustment of the term deposit benchmark interest rate consists of "monthly adjustment" and "quarterly adjustment". They are defined as follows: A. Monthly adjustment: Adjustment is made monthly, with the 15th day of each month being the adjustment effective date. B. Quarterly adjustment: Adjustment is made every three months, with the 15th day of January, April, July, and October being the adjustment effective date. (3) The term deposit benchmark interest rate is adjusted based on the average interest rate for one-year term deposits announced by the six sample banks on the Central Bank's website for the previous business day on days 6-10 of the month (the previous business day is used if it is holiday). The average interest rate is rounded to the second decimal place. The Contracting Party understands that the Bank will publish the latest term

Page 4 of 9 deposit benchmark interest rate on its official website for inquiry by the Contracting Party at any time. (4) Changing sample banks for the term deposit benchmark interest rate and announcement: A. The Contracting Party agrees that the Bank may change the sample banks for the term deposit benchmark interest rate under any one of the following situations: a. The sample bank in question undergoes any of the following: merger or acquisition; is no longer in existence; ceases operation; undergoes bankruptcy or reorganization, or is ordered by the authorities pursuant to the Banking Act to cease operation, or be subject to supervision, takeover or revocation of license. b. The short-term bond rating of the sample bank in question is lower than the level of twB according to Taiwan Ratings. c. The sample bank stops offering 1-year term deposit interest rate products. B. The Bank shall announce changes to any sample bank according to this clause via the following channels: a. Announcement on a signboard in the Bank's lobby. b. Announcement on the interest rate board on the Bank's website. (5) In the event the Bank's term deposit interest index deviates significantly from the market interest rate level or the financial market ceases to offer one-year term deposits, the Bank may, 10 days after posting a public notice at its business locations, website, or newspapers and magazines, change the basis for term deposit interest rates to other the benchmark interest rate. Article 6: If the debt owed by the Contracting Party to the Bank is denominated in a foreign currency, the Contracting Party shall repay the debt in the same foreign currency, or the equivalent in NTD after obtaining approval from the Bank. The Contracting Party shall be responsible for obtaining foreign exchange approval or other necessary approvals needed to repay the debt in the foreign currency. The Contracting Party shall not be exempted from its obligation to repay the debt in the foreign currency if it does not obtain the aforementioned approval. If the debt is repaid in an equivalent amount in NTD, the Contracting Party agrees to the Bank's spot exchange rate on the repayment date for conversion. The same shall apply when the Bank exercises the right to offset debts owed by the Contracting Party. Unless otherwise regulated by the law, if the Contracting Party fails to repay its foreign currency-denominated debts owed to the Bank in accordance with the contract, the Bank may on its own accord convert the principal amount, interest and relevant charges into New Taiwan Dollars based on its published spot foreign exchange sale rate as at the date of such conversion. The Contracting Party shall not be entitled to raise any objections to the date of conversion, transaction time or exchange rate, etc. Article 7: In order to ensure the Contracting Party's fulfillment of all its liabilities to the Bank, if the main debtor it is so required by the Bank, the Contracting Party shall, together with its joint guarantor as a joint-issuer, issue a bank draft and authorization letter in favor of the Bank for the latter's retention. Upon part or all of the debt becoming deemed due by the Bank, the joint-issuers authorize the Bank to enter at any time the due date, commencement date of interest and interest rate in such bank draft, and exercise its rights over such bank draft. If a result of the prevailing circumstances the Bank is of the opinion that there is a necessity to replace the bank draft and authorization letter referred to in the preceding paragraph, the joint-issuers shall jointly issue a fresh bank draft and authorization letter for the Bank's retention, in replacement of the original bank draft and authorization letter. Neither the Contracting Party nor the joint guarantor shall be allowed to evade such a responsibility. Otherwise the Bank may deem that part or all of the debt is due, whereupon the joint-issuers of the bank draft shall authorize the Bank to enter the due date, commencement date of interest and interest rate in such bank draft, and exercise its rights over such bank draft. Article 8: If the credit authorization contract entered between the Contracting Party and the Bank prohibits early repayment of debt, and the Contracting Party intends to make early repayment, it must obtain the Bank's prior consent. Article 9: Unless otherwise agreed upon in the contract, the Contracting Party's repayment of debts owed to the Bank, including the principal sum, interest (including default interest), liquidated damages, and payment of other expenses may, if such day falls on non-business days, be deferred to the next business day. If the repayment method agreed to by the Contracting Party evenly distributes the principal and interest between installments, when the amount payable for each installment is affected by an interest rate adjustment, change in number of installments, and (or) early repayment of the principal, the Bank will recalculate the amount payable each month effective from the next payment. Article 10: If the Contracting Party is a main debtor, the Bank may demand that it provide appropriate collateral for all of its debts. The Contracting Party shall be required to immediately notify the Bank with respect to any changes to the current status of such collateral. If the Contracting Party intends to change the current status of collateral, it must obtain prior written consent from the Bank. If the said collateral is destroyed, lost or suffers impairment of value, whether or not it is attributed to the Contracting Party, the Contracting Party shall be required to notify the Bank. The Contracting Party shall furthermore provide within a certain deadline to provide additional collateral for an amount equivalent to the impairment, failing which the Bank shall be entitled to demand that the Contracting Party repay all debts and pay compensation for losses incurred. If the collateral is in the form of physical items, the Bank shall be absolved from the return of the said physical items or compensation for damages that may be caused for any of the aforesaid reasons. The Contracting Party hereby declares as follows: "The entire collateral provided to the Bank is lawfully owned by the Contracting Party or provider of the collateral; no other individuals have any rights over the said collateral. If the above declaration is untrue or if there are subsequent defects to the collateral or disputes involving the said collateral, the Contracting Party or the provider of collateral shall provide to the Bank other collateral of equivalent or higher value that is acceptable to the Bank, or make full repayment of all debts. The Contracting Party shall be liable to fully compensate the Bank for any losses incurred as a result thereof." The Contracting Party or the provider of collateral shall procure, from insurance companies annually, suitable insurance or other insurance required by the Bank. The insured sum or terms shall require the Bank's consent, with

Page 5 of 9 the Bank being nominated as the Beneficiary. The Contracting Party shall bear all insurance premiums and other relevant expenses. If the Contracting Party or the provider of collateral fails to so procure insurance or extend its coverage, the Bank can do so on its behalf, and insurance premiums and other relevant expenses advanced by the Bank may be incorporated into the principal sum of any of the debts owed to the Bank, with interest payable in accordance with the agreed rate for such principal sums. If an adjustment to the "Taiwan Housing Construction Cost Reference Table" results in a change in the insurance amount or premiums, the Contracting Party or collateral provider agrees that the Bank may renew or purchase insurance based on the result of the adjustment with this Agreement as proof of the authorization. If the Contracting Party or collateral provider fails to purchase or renew insurance, the Bank may use this Agreement as a power of attorney to do so on its behalf. The Contracting Party or collateral provider shall immediately repay the Bank for insurance premiums and other relevant expenses advanced by the Bank, otherwise the advances may be incorporated into the principal sum of any of the debts owed to the Bank, with interest payable in accordance with the agreed rate for such principal sums. However, the Bank is not obligated to purchase or renew insurance or pay premiums on behalf of the Contracting Party. If the Bank purchases insurance on behalf of the Contracting Party or collateral provider and the Bank is the agent for the insurance product purchased, the Contracting Party agrees that the Bank may still purchase the insurance on behalf of the Contracting Party without being restricted by Article 106 of the Civil Code. If part or all of the debts owed to the Bank becomes due, the Bank shall have the discretion to use the collateral to offset all debts owed by the Contracting Party to the Bank. If this is insufficient, the Contracting Party shall be willing to make up for such a shortfall. The formation, variation and disposal of the collateral shall be in accordance with the relevant laws and the terms of the agreement entered between the Contracting Party and the Bank. Article 11: If the Contracting Party is the main debtor, the Bank may demand that it sets up, in its own name, a current deposit account entitled "Special Indemnity Account". The Contracting Party shall not without the Bank's consent use the deposits in such an account. It shall furthermore not close the account without the Bank's written consent. This Agreement is proof of the Contracting Party authorizing the Bank to utilize the funds in such an account at any time to repay any debts owed by the Contracting Party to the Bank. Article 12: If the Contracting Party, being the main debtor, is involved in any of the following circumstances, the Bank may, without prior notices or reminders and at any time, reduce the credit authorization limit granted to the Contracting Party under the respective credit authorization contracts entered by it, or shorten the term of its loan repayment, or declare that part or all of its liabilities become due; (1) Failure to fully repay any debt or installment of the principal sum. (2) Application for or being subject to an application for mediation or bankruptcy under the Bankruptcy Law or the Statute for Consumer Debt Clearance; application for or being subject to an application for company reorganization; notification by the Taiwan Payments Clearance System with respect to rejection of processing; cessation of operations; repayment of debt; or being ordered by the competent authority or the court to be dissolved. (3) Failure to fulfill its duty of providing collateral in accordance with the agreement. (4) Confiscation of its main assets as a result of criminal offenses. (5) Occurrence of death and its successors declare waived succession or apply to the court for liquidation procedures for limited succession. (6) Financial reports, materials, information or relevant documents provided by the Contracting Party have been found by the Bank to be false or deliberately concealed. (7) Any statement, representation, declaration, consent or undertaking given in accordance with the agreement or credit authorization contract has been found by the Bank to be false or deliberately concealed. (8) The government permits, registrations or licenses required for the purposes for which the Bank has granted its credit authorization have ceased or been revoked, or such purposes have for certain reasons become illegal. (9) The Contracting Party is found to have been involved in major fraud involving internal control or its assets have been found to have been removed, with respect to which it is required to make a major announcement in accordance with the Securities Trading Act. (10) Regardless of its identity as the main debtor or guarantor, the Contracting Party is unable to repay its debts to financial institutions or other third parties, or there are circumstances such that such debts become due in advance. (11) A warrant of arrest has been issued against the Contracting Party or its person-in-charge, whether in Taiwan or overseas, as a result of suspected criminal activity, or the Contracting Party or its person-in-charge has been arrested or sentenced to imprisonment. (12) If the Contracting Party's director, supervisor or other authorized guarantor is no longer liable for the guarantee as a result of resignation, expiration of appointment or other factors involving cessation of responsibility, the Bank can demand the Contracting Party, within a certain deadline, replace or add guarantors, or the original guarantor can express its consent to continue as guarantor but has failed to do so within the deadline. Article 13: If the Contracting Party, being the main debtor, is involved in any of the following circumstances, the Bank may, following prior notices or reminders within a reasonable time, at any time reduce the credit authorization limit granted to the Contracting Party under the respective credit authorization contracts entered by it, or shorten the term of its loan repayment, or declare that part or all of its liabilities has become due: (1) Interest for any single loan is not duly paid. (2) The collateral has been seized or lost, or its value impaired or is insufficient to cover the liability. (3) The actual funds in debts owed to the Bank are used for a purpose other than that approved by the Bank. (4) The Contracting Party is subject to compulsory enforcement or provisional seizure, provisional injunction or other injunction measures such that there is a risk of the Bank not being repaid.

Page 6 of 9 (5) The Contracting Party or its person-in-charge uses bills to repay, but has previous records of its bills not being honored with full repayment or not honored on presentation for payment. (6) The indemnity notes provided by the Contracting Party is not honored upon presentation at its due date and the Contracting Party fails to replace the note or repay the amount on the note within a certain deadline. (7) The Contracting Party is in breach of or fails to fulfill any of the provisions in the credit authorization contracts with the Bank. (8) There are changes to the Contracting Party's organization, or significant changes in its operating items, or the Contracting Party carries out actions in the sub-paragraphs in Paragraph 1, Article 185 of the Company Law, where it undergoes division, merger or enters a financial state that is unfavorable to the Contracting Party. (9) The Contracting Party establishes a trust of its assets with a third party as beneficiary without obtaining the Bank's consent. (10) If the Contracting Party's guarantor is involved in Paragraphs (1)-(4), (9)-(11) in the preceding Article or Paragraph (1), (4), (5), (7) and (8) of this Article, or death occurs to it, and the Contracting Party has failed to replace or the guarantor or add new guarantor within a certain deadline given by the Bank. (11) The related enterprise of the Contracting Party or its person-in-charge as defined in Chapter 6-1 of the Company Law, or the enterprise in which the Contracting Party or its person-in-charge acts as director, supervisor or manager, is involved in Paragraph (1) or (2) of the preceding Article, or Paragraph (1), (4) or (5) of this Article. Article 14: Anti-Money Laundering and Counter Terrorism Financing Clause: 1. The Borrower agrees that, for the purpose of AML/CFT, the Bank may handle matters according to the Money Laundering Control Act, Counter Terrorism Financing Act, Regulations Governing Anti-Money Laundering of Financial Institutions, Regulations Governing Internal Audit and Internal Control System of Anti-Money Laundering and Countering Terrorism Financing of the Banking Industry and Other Financial Institutions Designated by the Financial Supervisory Commission, and Template of Guidelines Governing Anti-Money Laundering and Combating the Financing of Terrorism by the Bankers Association, etc. 2. If the Contracting Party has any one of the following situations, the Bank may refuse or suspend the Contracting Party's drawdown or reduce the credit limit, or shorten the term of its loan repayment, or declare that part or all of its liabilities become due, or take other necessary measures: (1) The Borrower or its beneficial owner, senior executives, related party (e.g. legal representative, agent, and authorized persons), or transaction counterparty is identified as an individual, corporate entity or organization sanctioned under the Terrorism Financing Prevention Act, or a terrorist or terrorist organization identified by a foreign government or international organization. (2) The Borrower does not cooperate with the Bank's review (including but not limited to telephone, letter, or on- site inspections), or refuses or delays providing information on the Borrower, beneficial owner (including but not limited to equity structure, senior executives, and related parties), or the person exercising control over the Borrower, or is unwilling to explain the nature and purpose of transaction or source of funds. Article 15: If the Contracting Party is found to be involved in Articles 12 to 14 of this Agreement, the Bank may, in addition to carrying out the aforesaid provisions, dispose of the collateral or present the note for payment and adopt related measures in accordance with the law. If the Contracting Party is the main debtor, and its director, supervisor or other authorized guarantor resigns, terminates appointment or is removed from its position, the Contracting Party shall immediately cease to use the credit limit granted under the respective credit authorization contracts. It shall furthermore take the initiative to notify the bank. If the Contracting Party fails to cease using the credit authorization limit or notify the Bank such as to cause the Bank to incur losses, the Contracting Party shall be liable to indemnify it against such losses. Article 16: If any of the debts owed by the Contracting Party to the Bank becomes due (including those that are deemed as having become due) are not repaid, the Contracting Party hereby agrees that with respect to its deposits maintained with the Bank and all debts owed by others to the Contracting Party, the Bank shall have the right to offset such deposits and debts owed by others to the Contracting Party against all debts owed to the Bank. The Bank shall have the right of full repayment even if such deposits or right over debts owed by others to the Contracting Party have not become due. It may utilize all aforesaid debts owed by the Contracting Party to the Bank in advance. If the deposits in the preceding paragraph are in the form of check deposits, the Contracting Party understands and consents that any agreements entered between it and the Bank for check deposits will cease to be of effect in the event of a breach of this Agreement, or any credit authorization contract entered between it and the Bank and upon the Bank's claim in accordance with such an agreement or contracts as becoming due, thus constituting the requisite condition for termination of such check deposit agreements. In such a case the Bank shall immediately return to the Contracting Party any deposit balances in the Contracting Party's account, and utilize such balances to be refunded towards repayment by the Contracting Party of all debts owed to the Bank. If other creditors of the Contracting Party carries out compulsory enforcement of various deposits maintained by the Contracting Party with the Bank, and the relevant enforcement court has issued an enforcement order to the Bank with respect to such deposits (including, without limitation, orders of seizure, collection, transfer or direction for payment, etc.), the Bank shall have the right to claim that all debts owed by the Contracting Party to the Bank are equivalent to the deposits or other creditor's rights seized by such enforcement orders or other legal acts with similar effect. The Bank shall have the right to deem the deposits or creditor's rights mature and exercise its right to offset them against debts owed by the Contracting Party to it without notification. The expression of intention for offset in the preceding three sub-paragraphs shall take effective at the time of delivery or deemed delivery of the Bank's issuance of notice of offset to the Contracting Party, and upon the Bank carrying out book deduction. At the same time, all deposit notes, passbooks or other proofs of deposits issued by the Bank to the Contracting Party shall, insofar as they are involved in such deduction for offset, become invalid. If the Contracting Party maintains other forms of property at the Bank, the Bank shall have the right to exercise its

Page 7 of 9 lien or offset before the Contracting Party has fully repaid its debts owed to the Bank. If the balances deducted by the Bank pursuant to its right of offset are insufficient to repay all debts owed by the Contracting Party to the Bank, the Contracting Party shall continue to be liable to make repayment. Article 17: If, in relation to all debts owed by the Contracting Party to the Bank, the Contracting Party's payment, the funds automatically transferred by the bank for repayment in accordance with its agreement with the Contracting Party, the collateral disposed by the Bank, or disposal of the assets of the Contracting Party or relevant debtor on commercial bill, are insufficient to offset all or any of the debts owed by the Contracting Party, the Contracting Party hereby agrees that the Bank can designate such debts to be offset. Furthermore, the Bank may offset in the following order: all expenses (including insurance premiums and other expenses advanced by the Bank for the collateral), the default penalty, the delay interest, the interest, and the principal sum. Article 18: If the Contracting Party is the main debtor, the Contracting Party agrees to accept any supervision from the Bank over the intended use of the loan, audits of business performance and financial position, inspection and supervision of collateral, and review of relevant accounts, books, statements (including the consolidated financial statements of any affiliates), receipts, and documents. The Bank may, as it deems necessary, request that the Contracting Party prepare and provide the aforesaid information and data periodically or furnish any accounting and financial statements audited by a certified public accountant approved by the Bank and, in addition thereto, advise the said certified public account to provide a copy of his work, but the Bank is obligated to supervise, audit, inspect, oversee, and review the working papers. If the Bank believes that the Contracting Party's financial structure requires improvement, the Bank may require the Contracting Party to take action to improve its financial structure, and the Contracting Party must immediately comply. If the Contracting Party is the main debtor, it shall require the certified accountants who audit and reviewed its financial statements to submit a duplicate copy to the Joint Credit Information Center. Article 19: The Contracting Party agrees for specific purposes, such as businesses defined in the Bank's business registration or listed in the Bank's Articles of Association, the Bank may collate, process, and use (including internationally transmit) information on the Contracting Party and/or its person-in-charge (including, without limitation, its financial information and Customs clearance information). The Contracting Party further agrees that the Bank may provide such information to the Joint Credit Information Center, Credit Guarantee Fund for SME, Overseas Credit Guarantee Fund, National Credit Card Center of ROC, Taiwan Clearing House, Financial Information Service Co., Ltd., Securities and Futures Bureau, Financial Supervisory Commission, Taiwan Depository and Clearing Corporation, TPEx, transferee or co-participant (or proposed transferee or co-participant) of the debts owed to the Bank, individuals appointed by the Bank to handle its affairs, and other institutions designated by the Financial Supervisory Commission or those with which for business reasons the Bank is required to enter into contract, to collate, process, and use (including international transmission), insofar as they are for special purposes such as businesses defined in such entities' business registration or their Articles of Association, information on the Contracting Party and/or its person- in-charge. Article 20: The Contracting Party hereby agrees that the Bank may, for business requirements, outsource the relevant credit authorization operations and collection operations. In addition, it agrees that a third party so entrusted by the Bank can collate, process, and use (internationally transmit), insofar as they are within the scope defined in the preceding Article, information on the Contracting Party and/or its person-in-charge, provided that such a third party and its employees maintain confidentiality regarding such information in accordance with laws and regulations. Article 21: The Contracting Party hereby agrees that the Bank may, for the purpose of transferring the debt and special objectives, provide to the transferee of such debt (including prospective debt transferee) and persons involved in conducting due diligence for the transferee, all information relating to the debts owed by the Contracting Party to the Bank (if the Contracting Party is an individual, such information would include its personal information). If the abovementioned purpose involves the establishment of asset trust or debt assignments for the purpose of securitization of financial assets, the Contracting Party hereby agrees that the Bank may replace its notice by way of public announcement, whereupon the Bank shall not be required to separately notify or post proof of public announcement to the Contracting Party. Article 22: If the Bank in good faith accepts the contracts executed by the Contracting Party or endorsement, guarantees or undertakings or other documents signed and issued by the Contracting Party in relation to the respective credit authorization business, despite that the Contracting Party's seal has been used without its knowledge, or if the Bank has exercised its due care and diligence with respect to the aforesaid documents or despite that the Contracting Party's seal has been forged, the Contracting Party shall bear all responsibility for losses incurred. If the Bank is able to prove that its possession of acknowledgment of debt, letter of undertaking, guarantee document and all relevant documents signed and issued by the Contracting Party is the result of the credit authorization businesses carried out by the Bank in accordance with their contracts, the Contracting Party shall bear the responsibility for such documents. If its seal has been used without its knowledge or has been forged, all losses incurred as a result thereof shall be pursuant to the preceding paragraph. Article 23: If the Contracting Party's debts owed to the Bank are subject to misplacement, loss, or destruction as a result of changes in debt vouchers, force majeure events, or events that are not attributable to the Bank, the Contracting Party agrees that separate proofs of debt may be established in accordance with the Bank's records. The Contracting Party shall furthermore render its cooperation to the Bank with respect to any procedures for reporting loss or suspension of payment prescribed by the law. Except for the case if the Contracting Party is able to prove any errors in the amount stated in the Bank's accounts book, notice, computerized form and photocopies of correspondence, etc., the Contracting Party shall accept the amount stated in the aforesaid accounts book. It shall furthermore repay all relevant expenses, default penalty, delay interest, interest and principal sum upon the due date (or deemed due date) of such debts. Article 24: Any individual or entity which holds the receipt or proof of custody issued by the Bank with respect to the Contracting

Party's collateral, or the Contracting Party's seal, shall be deemed to be the Contracting Party's agent; the Bank shall accede to the requests of such an individual or entity with respect to the return or replacement of collateral and relevant documents. However, this does not apply when the Bank is clearly aware or able to determine that the agent does not have authorization.

Article 25: The Contracting Party agrees to indemnify the Bank with respect to litigation expenses (except for those incurred in litigation in which the court rules against the Bank), insurance premiums for collateral and all other necessary expenses incurred by the Bank in order to protect its interest with respect to any debt owed to the Bank in which the Contracting Party has failed to fulfill.

Article 26: If the Contracting Party is also the joint-guarantor, it shall be jointly and severally liable for repayment of all debts unpaid by the main debtor. It shall furthermore agree to the following:

(1) The Bank shall not be required to seek indemnity by way of the collateral before seeking indemnity from the Contracting Party.

(2) The Contracting Party makes repayment of all debts owed by the main debtor, then insofar as it is within the scope of such repayment, the Contracting Party's right of claim against the main debtor and rights which it assumes from the Bank shall rank after the Bank's right of claim against the main debtor.

(3) Upon the Contracting Party repaying all debts on behalf of the main debtor and upon it lawfully requesting the Bank transferring the collateral, the Contracting Party shall not raise any objections with respect to any defects in the collateral.

Article 27: The Contracting Party agrees that if a related third party repays the debt owed by the Contracting Party to the Bank, the Bank may provide the amount of the principal, interest rate, interest accrued, liquidated damages, repayment date, and payment records to the third party.

Article 28: All signatures and contract seals have been personally affixed by the Contracting Party. Unless otherwise provided, any credit authorization transactions between the Contracting Party and the Bank shall be effective only with the Contracting Party's contract seal.

Article 29: The Contracting Party and Bank agree to use electronic documents as a means of expression and have the same effect as written documents. Electronic document refers to any text, audio, image, video, or other type of data transmitted by the Contracting Party or Bank over the Internet, which has been arranged in electronic or other form that is not directly recognizable, but can be processed electronically to convey meaning.

Article 30: If there are any changes to the Contracting Party's address as stated in this agreement, it should immediately notify the Bank in writing. In the event it fails to so notify the Bank, the address stated in this Agreement shall be deemed the last known address of the Contracting Party for notices issued by the Bank. Any documents that are issued by the Bank to the address stated in this Agreement or the address last notified by the Contracting Party shall be deemed to have been delivered after the normal postal period. The Contracting Party agrees that the Bank may notify the Contracting Party of a change in business location via a notification in writing, on the Bank's website, or on a newspaper.

Article 31: Unless otherwise agreed upon, the place of fulfillment of all debts owed by the Contracting Party to the Bank shall be that at which the Bank grants credit authorization to the Contracting Party.

Article 32: Unless otherwise agreed upon, the laws of the Republic of China shall be the governing law for all debts owed by the Contracting Party to the Bank. In cases of legal disputes, both parties agree that Taiwan Taipei District Court shall be the court of first instance. However, if the law contains special provisions on exclusive jurisdiction, the provisions shall prevail.

Article 33: This Agreement consists of general articles, which supplement the respective credit authorization contracts. It shall take effect upon the Contracting Party affixing its signature or contract seal.

Article 34: Complaint hotline:

If the Contracting Party has any questions or complaints regarding the Agreement, it may use the contact method below or visit the Bank's business location:

- ■ Telephone: 412-2222 (Landline); (02)412-2222 (Mobile Phone)
- ■ E-MAIL: www.bankchb.com/Customer service center/Customer comments
- □ Fax:
- □ Address:

Individually negotiated provisions: (to take effect upon the Contracting Party affixing its signature or contract seal)

Articles 3, 7, 8, 10, 11, 12 (5)-(12), 13 (5)-(11), 14, 15, 27, and 28 are individual negotiated provisions. The Contracting Party hereby declares that it has fully reviewed and understood their contents and agrees to comply with such provisions.

Borrower: (Signature or contract seal)

To:

Chang Hwa Commercial Bank

[The Contracting Party hereby declares that it has reviewed all the provisions in this Agreement within a reasonable period and has fully understood their implications, including important contents, rights, and obligations described by the Bank in bold text, whereupon it agrees to affix its signature and seal below]

Contracting Party	Name or Trade Name	※ Company Name or Business Name should be completed in full. Super Micro Computer, Inc., Taiwan	Contract Seal /s/ Super Micro Incorporation, Taiwan
	Business Tax ID:	12729477	Company stamp
	Address:	3F., No.150, Jian 1st Rd., Zhonghe Dist., New Taipei City	Date: October 5, 2021

Page 8 of 9

Page 9 of 9 23511, Taiwan (R.O.C.) /s/ CHUN-LAI HSU stamp Personal stamp Date: October 5, 2021 Person-in-charge Title Name Chairman of BOD CHUN-LAI HSU Signature of Guarantor for Contracting Party or person-in-charge /s/ CHUN-LAI HSU Chairman of BOD Date: October 5, 2021 2021(yyyy)_10(mm)_05(dd) Information on Guarantor (to be completed by the Bank) Domicile of signatory Date of Birth _____(yyyy)___(mm)___(dd) Place of Guarantee and Guarantor Place of Guarantee Guarantor Date of witness _____(yyyy)___(mm)___(dd) _____(yyyy)___(mm)___(dd)